UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Commission File No.: 0-12122

Date of Report (Date of earliest event reported): February 2, 2009

APOLLO SOLAR ENERGY, INC.
(Name of Small Business Issuer in its Charter)

Nevada	84-0601802
(State or other jurisdiction	(I.R.S. Employer ID Number)
of incorporation or organization)

c/o American Union Securities, Inc.
100 Wall Street, 15th Floor, New York, NY 10005
(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On February 2, 2009 Mr. Fong Heung Sang (Dexter), was appointed Chief Financial Officer of the Company for a fixed term of two years.  Mr. Fong will also serve as a member of the Company’s board of directors.

Pursuant to his employment, Mr. Fong will be entitled to receive an annual base salary of $70,000, increasing to $90,000 in June 2009 and further increasing to $110,000 in January 2010 and has been granted options to acquire 750,000 shares of the Company’s common stock which will vest in equal installments over the twenty-four month period of his employment.

 Mr. Fong, age 49, served as Executive Vice President of Corporate Development of FUQI International, Inc. (Nasdaq GM:FUQI), a leading designer of high quality precious metal jewelry in China from December 2006 to January 2009. Mr. Fong served as the managing partner of Iceberg Financial Consultants, a financial advisory firm based in China that advises Chinese clients in capital raising activities in the United States from January 2004 to November 2006.

 In connection with the foregoing, Yong Ling ceased to act as the Company’s Chief Financial Officer immediately prior to Mr. Fong’s appointment. Mr. Ling has also resigned his position on the Company’s board of directors. Mr. Ling will retain his position as Chief Accounting Officer of Sichuan Apollo Solar Science & Technology Co., Ltd, a wholly owned subsidiary of Apollo Solar Energy, Inc.

Item 9.01. Financial Statements and Exhibits

(d)   Exhibits

        The following are filed as exhibits to this report

Exhibit No.	Description
99.1	Press Release, dated February 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO SOLAR ENERGY, INC.

February 2, 2009	By:	/s/ Renyi Hou
Name: Renyi Hou
Title: Chief Executive Officer